UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2006

MFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2793022
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification Number)

30 Ossipee Road, P.O. Box 9101, Newton, Massachusetts 02464

(Address of Principal Executive Offices) (Zip Code)

(617) 969-5452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.01 Entry into a Material Definitive Agreement

The Company’s stockholders adopted the Company’s 2006 Stock Plan (the “2006 Stock Plan”) on June 20, 2006.  Under the 2006 Stock, the Company may issue to employees, officers and directors awards to purchase the Company’s common stock.  Awards to officers are at the discretion of the Board of Directors.  Awards to directors are pursuant to a formula plan and are given upon joining the Board and on the first business day after January 1 of each year.

Under the 2006 Stock Plan, the Company may issue awards to purchase the number of shares of common stock equal to 4,000,000 minus the number of awards that are outstanding or have been exercised under the Company’s 1988 Stock Plan and 1989 Non-Employee Directors Stock Option Plan.  Upon the approval of the 2006 Stock Plan, the Company stopped making new awards under the 1988 Stock Plan and the 1989 Stock Plan although awards outstanding as of June 20, 2006 may still be exercised in accordance with their terms.

The number of shares that are available for issuance under the 2006 Stock Plan as of August 8, 2006 is 741,398 shares.  This number will increase if outstanding awards under the 1988 Stock Plan and/or the 1989 Non-Employee Director Plan expire or are not exercised.

Section 4 Matters Related to Accountants and Financial Statements

Item 4.01            Changes in Registrant’s Certifying Accountant

a)                On May 26, 2006, the partners of Brown & Brown, LLP (“B&B”) announced that they were joining UHY LLP (“UHY”), a New York limited liability partnership. UHY is an independent registered public accounting firm. On August 8, 2006, B&B notified MFIC Corporation (the “Company”) that, as a result of the merger, B&B would no longer provide audit and attestation services and that those services would now be handled by UHY, as B&B’s successor in interest.  B&B requested that the Company accept and appoint UHY as the independent public auditors of the Company effective as of August 8, 2006.

None of the reports of B&B on the Company’s financial statements for any of the past three years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the three most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and B&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of B&B, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company has provided B&B with a copy of the foregoing disclosures in conjunction with the filing of this Form 8-K.

b)               On August 8, 2006, the Company approved UHY, as the successor in interest to B&B, as the Company’s independent public accountant for the Company’s fiscal year ending December 31, 2006 and the interim periods prior to such year-end.

During the Company’s three most recent fiscal years or subsequent interim period, the Company has not consulted with UHY, or any of its affiliates or parent regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did the limited liability partnership of UHY, or any of its affiliates or parent provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company’s three most recent fiscal years or subsequent interim periods, the Company has not consulted with the limited liability partnership of UHY, or any of its affiliates or parent on any matter that was the subject of a disagreement or a reportable event.

The decision to acknowledge the merger of B&B and UHY and accept the services of UHY as the Company’s auditor as successor in interest to B&B was approved by the Audit Committee of the Company’s Board of Directors.

Section 9            Financial Statements and Exhibits

Item 9.01            Financial Statements and Exhibits

d)               Exhibits - The following exhibits are furnished as part of this current report:

Exhibit	Description

10.1	2006 Stock Plan

16.1	Letter, dated as of August 11, 2006, from Brown & Brown, LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFIC CORPORATION

By:	/s/ Irwin J. Gruverman
Irwin J. Gruverman
Chief Executive Officer

Date:	August 11, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	2006 Stock Plan

16.1	Letter, dated as of August 11, 2006, from Brown & Brown, LLP to the Securities and Exchange Commission